Exhibit 99.1

For Immediate Release

Contact:	Ron Cunningham
(303) 495-1213
ronald.cunningham@envisionhealthcare.net

EMSC Announces New Company Name, Unveils New Company Logo

Greenwood Village, CO—(June 11, 2013)—Emergency Medical Services Corporation (the “Company”), a leading provider of physician-led, outsourced medical services in the United States, today announced that it has changed its corporate name to Envision Healthcare Corporation to better reflect the diversity of service offerings provided by the Company.

About Envision Healthcare Corporation

Envision Healthcare Corporation (“Envision Healthcare”), formerly known as Emergency Medical Services Corporation, offers an array of healthcare-related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. Envision Healthcare operates American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR, with more than 12,000 paramedics and emergency medical technicians, is a provider and manager of community-based medical transportation services, including emergency (‘‘911’’), non-emergency, managed transportation, fixed-wing air ambulance and disaster response. EmCare, with nearly 8,000 affiliated physicians and other clinicians, is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health provides comprehensive care to patients across various settings, many of whom suffer from advanced illnesses and chronic diseases. Envision Healthcare is headquartered in Greenwood Village, Colorado. For additional information, visit www.envisionhealthcare.net.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and Envision Healthcare Corporation undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in Envision Healthcare’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ materially from forward-looking statements are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; and the loss of existing contracts, the accuracy of our assessment of costs under new contracts; difficulties in our ability to recruit and retain qualified physicians and other healthcare professionals; and failure to implement some or all of our business strategies.

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